Exhibit 99.1
Press Release
Micromet, Inc. receives $10 million milestone payment from
Serono for completion of Phase 2 clinical trials
Carlsbad, CA — December 4, 2006 — Micromet, Inc. (NASDAQ: MITI) (“Micromet” or the “Company”), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today announced that the Company has received a $10 million milestone payment from Serono. The milestone payment was made in connection with the completion of two Phase 2 clinical trials with adecatumumab (MT201) evaluated as a single agent for the treatment of patients with metastatic breast cancer and prostate cancer, respectively.
Adecatumumab is a human monoclonal antibody targeting tumor cells overexpressing the epithelial cell adhesion molecule (EpCAM). Micromet and Serono reported final data for the two Phase 2 studies on October 2, 2006. The compound originated at Micromet and is being developed in collaboration between the companies.
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About adecatumumab
Adecatumumab is a human monoclonal antibody targeting tumor cells overexpressing the epithelial cell adhesion molecule (EpCAM). EpCAM is the most widely and frequently expressed tumor-associated antigen known, and therefore, as target for monoclonal antibodies, has the potential to treat a majority of human solid tumors including breast, prostate, ovarian, colon, lung, pancreas and gastric cancer. Recent work suggested that EpCAM overexpressed on tumor cells is a potent oncogenic signaling protein, is present on so-called tumor stem cells and was shown in various cancer indications to be a negative prognostic factor for patient survival.
About Micromet, Inc. (www.micromet-inc.com)
Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. Adecatumumab (MT201) is a recombinant human monoclonal antibody which targets

EpCAM expressing tumors with which Micromet has completed two phase 2 clinical trials, one in patients with breast cancer and the other in patients with prostate cancer. In addition, a phase 1 trial evaluating the safety and tolerability of MT201 in combination with docetaxel is currently ongoing in patients with metastatic breast cancer. MT103 (MEDI-538), which is the first product candidate based on the novel a BiTE® product development platform, is being evaluated in a phase 1 clinical trial for the treatment of patients with non-Hodgkins lymphoma in conjunction with MedImmune. The BiTE® product development platform is based on a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Micromet has established collaborations with MedImmune and Serono.
Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the efficacy, safety, and intended utilization of Micromet’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research, discovery of new product candidates, and clinical trials, and plans regarding partnering activities. Factors that may cause actual results to differ materially include difficulties encountered in integrating merged businesses, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that the Company will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for future revenues under the terms of its existing collaboration agreements, further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in Micromet’s periodic reports and other filings with the SEC, including the “Risk Factors” sections of such reports.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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Contact Information

Investors:	Media Europe:
Ines-Regina Buth	Evelyn Wolf
(760) 494-4235 (US)	+49 (0)89 895277 220
+49 (0)89 895277 221 (Europe)	evelyn.wolf@micromet-inc.com
ines.buth@micromet-inc.com

Media US:
Susan Noonan
(212) 966-3650
susan@sanoonan.com

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